Exhibit 99.1

[THE HAIN CELESTIAL GROUP, INC. LOGO INTENTIONALLY OMITTED]

Contacts:
Ira Lamel/Mary Anthes
The Hain Celestial Group, Inc.
631-730-2200

HAIN CELESTIAL FOURTH QUARTER RESULTS

GAAP Earnings Increased to $0.16 Per Diluted Share from $0.03 Per Diluted Share
Adjusted Earnings Increased to $0.26 Per Diluted Share
from $0.21 Per Diluted Share

Operating Free Cash Flow Improved to $59.6 Million
from $8.6 Million for the Fiscal Year

Fiscal Year 2011 Guidance
Revenue $1.025 Billion to $1.050 Billion
Earnings $1.24 to $1.31 Per Share

Melville, NY, August 25, 2010—The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic products company providing consumers with A Healthy Way of Life™, today reported strong results for the fourth quarter ended June 30, 2010.  Led by solid results from its North American and Continental European operations, net sales in the fourth quarter of fiscal year 2010 totaled $222.8 million versus $223.3 million in the prior year period after excluding net sales of $35.5 million by Hain Pure Protein (“HPP)1 .  Net sales in this year’s fourth quarter increased by 4.6%2 when compared to the prior year quarter excluding both HPP sales and certain food-to-go sales in the United Kingdom.  Net sales on a GAAP basis in the prior year quarter amounted to $258.8 million including HPP, which was then a consolidated subsidiary. Fluctuations in currency exchange rates had an insignificant impact on sales comparisons during the period.

“During the fourth quarter our sales and consumption momentum continued with solid performance from our United States, Canadian and Continental European operations.  In a tough economy, consumers continued to recognize the value of eating healthy and how healthful eating will continue to be a major part of people’s lives, which we believe will allow us to expand our business for the future,” said Irwin D. Simon, President and Chief Executive Officer of Hain Celestial.  “We ended fiscal year 2010 with the Sensible Portions® snacks acquisition and began fiscal year 2011 with The Greek Gods® yogurt acquisition—both exciting strategic additions, which should expand our product offerings into growing categories and should provide us with an opportunity to leverage our existing brands with product extensions in these categories.”
___________________________
1 See Non-GAAP Financial Measures and related Reconciliation of GAAP Results to Non-GAAP Presentation.
2 The sales increase of 4.6% was computed by deducting 2009 HPP sales of $35.5 million and food-to-go sales to Marks and Spencer of $10.2 million from 2009 total sales of $258.8 million.

Earnings for the fourth quarter were $0.16 per diluted share, increasing from $0.03 per diluted share in the comparable quarter of the prior year.  On an adjusted basis, as described below, earnings improved by 24% to $0.26 per diluted share from $0.21 in the fourth quarter of fiscal year 20091.  Earnings in the fourth quarter of fiscal year 2010 include $0.02 per diluted share benefit from a lower tax rate for the full year as compared to the estimated tax rate used through the first nine months.

The following table reconciles the GAAP to Non-GAAP diluted earnings per share.

Gross profit was 26.0% of net sales in the fourth quarter compared to 18.2% in the year ago period. The prior year gross profit was reduced by a Stock Keeping Unit (“SKU”) rationalization and the lower gross profit performance of HPP.  On an adjusted basis the Company’s gross profit was 26.2% of net sales in the fourth quarter compared to 26.9% in the year ago period1.  Adjusted gross profit as a percentage of net sales in the fourth quarter of 2010 was bolstered by strong margin performance in the Company’s United States and Canadian units, which had a favorable mix of higher margin products.  The gross profit performance in the Company’s European operations was lower year-over-year, with better margin performance from Continental Europe offset by reduced performance in its United Kingdom food-to-go operations.

Selling, general and administrative expenses (“SG&A”) were 18.3% of net sales in the fourth quarter compared to 19.2% in the year ago period.  On an adjusted basis, SG&A was 20.1% of net sales in the prior year period1.  The reduction in SG&A as a percentage of net sales was principally the result of lower overall compensation costs, in part from the benefit of headcount reductions across our business.

Income taxes in the fourth quarter of fiscal 2010 were impacted in two ways.  Discrete items, which are accounted for as they arise under GAAP and are not included in the estimated effective tax rate for quarterly reporting, impacted the fourth quarter by a benefit of $0.01 per diluted share.  This benefit is included in the Company’s Reconciliation of GAAP Results to Non-GAAP Presentation as a reduction of income.  In addition, a change in the overall estimated effective tax rate used to provide taxes through the first three quarters of the fiscal year as compared to the actual rate determined at the end of fiscal 2010 benefitted fourth quarter earnings by $0.02 per diluted share and is not included in the reconciliation.

Operating free cash flow1was a record $28.4 million during the fourth quarter compared to $28.2 million in the prior year period.  Operating free cash flow was $59.6 million during the fiscal year ended June 30, 2010 compared to $8.6 million during the prior year.  The Company’s balance sheet remained strong during the fourth quarter as the Company reduced borrowings under its credit facility by $33.4 million in the year despite using over $50 million of cash to fund acquisitions at the end of the fourth quarter.  Debt as a percentage of equity was 29.4%, with equity at $765.7 million at the end of the fourth quarter.

Recent Acquisitions and Divestitures
On June 15, 2010 the Company completed the acquisition of the assets and business of World Gourmet Marketing, L.L.C., including its Sensible Portions brand of Garden Veggie Straws™, Pita Bites® and other snack products.  On July 2, 2010 the Company completed the acquisition of the assets and business of 3 Greek Gods LLC, including The Greek Gods brand of all natural, Greek-style yogurt.  On June 15, 2010 the Company also purchased Churchill Food Products Limited, a manufacturer and distributor of food-to-go products in the United Kingdom to complement its existing Daily Bread™ brand.  The Company completed this acquisition as part of its previously announced plan to return to profitability in the United Kingdom, although there can be no assurances that the Company’s plan will be successful.  Also, on May 14 2010, the Company’s HPP joint venture exchanged its Kosher Valley® brand and certain assets with Empire Kosher Poultry, Inc. for an equity interest in Empire.  HPP recognized a net loss from the discontinued Kosher Valley operations of $1.2 million during the quarter ended June 30, 2010, of which $0.6 million represented the Company’s share.  These acquisitions, along with the HPP divestiture of Kosher Valley, are expected to be accretive to the Company’s earnings in fiscal year 2011.

Recent Accomplishments
The Company highlighted several of its accomplishments during fiscal year 2010 and the beginning of fiscal year 2011:

•	Delivered solid sales, earnings and consumption growth despite a challenging economy, which included inventory reductions at distributors and retailers;
•	Expanded the depth of its management team;
•	Generated net sales of $18 million from new products at Hain Celestial US;
•	Acquired the Sensible Portions and The Greek Gods brands, which bring products in growing categories and the Churchill food-to-go operations; and
•	Entered into an expanded unsecured credit facility of $400 million to provide the Company with increased access to capital for its next level of growth.

“A year ago we expected to see a stronger second half in our 2010 fiscal year, and we delivered solid operating performance as momentum continued to build quarter-over-quarter from an established base of business across various channels of distribution.  Overall, we are pleased with our results in a challenging economy.  We’ve established a solid foundation of core natural and organic brands, which we strengthened with new acquisitions positioning the Company for sustainable growth in fiscal year 2011.  We look forward to building on our accomplishments with a talented team in place to increase our sales and earnings, for the benefit of our shareholders, customers, consumers and employees,” concluded Irwin Simon.

Fiscal Year 2011 Guidance
The Company announced its fiscal year 2011 guidance of $1.025 to $1.050 billion in sales and $1.24 to $1.31 earnings per diluted share.  The guidance does not reflect acquisition and related integration expenses which will be incurred during the Company’s fiscal year 2011.  When the Company reports its financial results each quarter, these items will be identified.

Webcast and Upcoming Events
Hain Celestial will host a conference call and webcast at 4:30 PM Eastern Daylight Time today to review its fourth quarter fiscal year 2010 results. The event will be webcast and available under the Investor Relations section of the Company’s website at www.hain-celestial.com.  The Company is scheduled to present at the Barclays Capital Back-to-School Consumer Conference on September 8, 2010.

The Hain Celestial Group
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, WestSoy®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, Rosetto®, Ethnic Gourmet®, The Greek Gods®, Yves Veggie Cuisine®, Granose®, Realeat®, Linda McCartney®, Daily Bread™, Lima®, Grains Noirs®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene®, Tushies®, TenderCare® and Martha Stewart Clean™. Hain Celestial has been providing “A Healthy Way of Life™” since 1993.  For more information, visit www.hain-celestial.com.

Safe Harbor Statement
This press release contains forward-looking statements under Rule 3b-6 of the Securities Exchange Act of 1934, as amended.  Words such as “expect,” “expected”, “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “position”, “positioned,” “should,” “plan,” “continue”, “future”, “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements.  These forward-looking statements include (i) our statements regarding our guidance for net sales and earnings per share in fiscal year 2011; (ii) our statements regarding the impact of the acquisition of the Sensible Portions and The Greek Gods businesses on our product offerings; (iii) our beliefs regarding the potential improvements to the Company’s earnings resulting from our recent acquisitions of the Sensible Portions and The Greek Gods businesses and Churchill Food Products Limited, and HPP’s divestiture of the Kosher Valley operations to Empire Kosher Poultry, Inc.; (iv) our statements regarding our plan to return our United Kingdom operations to profitability; and (v) our expectations for all our business for the 2011 fiscal year and its positioning for the future.  Forward-looking statements involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to our ability to achieve our guidance for net sales and earnings per share in fiscal year 2011 given the recessionary environment in the U.S. and other markets that we sell products as well as economic and business conditions generally and their effect on our customers and consumers’ product preferences, and our business, financial condition and results of operations; changes in estimates or judgments related to our impairment analysis of goodwill and other intangible assets as well as with respect to our valuation allowances of our deferred tax assets; our ability to implement our business and acquisition strategy, including our strategy for improving results in Europe; HPP’s ability to implement its business strategy; our ability to realize sustainable growth generally and from investments in core brands, offering new products and our focus on cost containment, productivity, cash flow and margin enhancement in particular; our ability to effectively integrate our acquisitions; our ability to successfully execute our joint ventures; competition; the success and cost of introducing new products as well as our ability to increase prices on existing products; the availability and retention of key personnel; our reliance on third party distributors, manufacturers and suppliers; our ability to maintain existing contracts and secure and integrate new customers; our ability to respond to changes and trends in customer  and consumer demand, preferences and consumption; international sales and operations; changes in  fuel and commodity costs; the effects on our results of operations from adverse impacts of foreign exchange; changes in, or the failure to comply with, government regulations; and other risks detailed from time-to-time in the Company’s reports filed with the SEC, including the annual report on Form 10-K for the fiscal year ended June 30, 2009 and the quarterly report on Form 10-Q for the quarter ended September 30, 2009.  As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations.  These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures.  In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.  They should be read only in connection with the Company’s condensed consolidated statements of earnings presented in accordance with GAAP.

Operating Free Cash Flow is a non-GAAP financial measure.  The Company defines Operating Free Cash Flow as cash provided from operating activities less capital expenditures.  We view operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investment.  For the fiscal year ended June 30, 2010, cash provided from operating activities was $71.0 million and capital expenditures were $11.4 million for a total of $59.6 million.  The operating free cash flow of $59.6 million represents a $51 million improvement over the fiscal year ended June 30, 2009.  For the quarter ended June 30, 2010, cash provided from operating activities was $32.4 million and capital expenditures were $4.0 million for a total of $28.4 million.

This press release contains certain financial measures related to the deconsolidation of HPP that are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). We have presented the prior year’s results on a pro forma basis as if HPP had been deconsolidated for those periods and accounted for as if on the equity method. Management believes that it is useful to investors to present this information because as of June 30, 2009, HPP is no longer consolidated in the Company’s consolidated financial statements, which affects the comparability of the Company’s results for periods after June 30, 2009 to prior periods. The reconciliation of this non-GAAP presentation to the prior year’s results reported in accordance with GAAP appears in the table Reconciliation of GAAP Results to Non-GAAP Presentation of Pro Forma Deconsolidation of HPP.

This press release and the accompanying tables also include non-GAAP financial measures which are referred to as “adjusted”. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables Consolidated Statements of Operations with Adjustments for the three months and the year ended June 30, 2010 and 2009. These non-GAAP financial measures exclude the items listed at the bottom of the tables and, for the periods ended June 30, 2009, the pro forma HPP adjustment described above.

Under the Investor Relations section of the Company’s website at www.hain-celestial.com, the Company has posted a schedule detailing the reclassification of promotional expenses for each annual and quarterly period in fiscal years 2009 and 2008 to allow comparison to reported amounts.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	June 30,	June 30,
	2010	2009
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$17,266	$41,408
Trade receivables, net	114,215	114,506
Inventories	157,012	158,590
Deferred income taxes	10,738	13,028
Other current assets	14,586	21,599
Total current assets	313,817	349,131

Property, plant and equipment, net	106,985	102,135
Goodwill, net	516,455	456,459
Trademarks and other intangible assets, net	198,129	149,196
Investments in and advances to affiliates	46,041	49,061
Other assets	16,660	17,514
Total assets	$1,198,087	$1,123,496

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$129,282	$134,618
Income taxes payable	9,530	1,877
Current portion of long-term debt	38	44
Total current liabilities	138,850	136,539

Deferred income taxes	38,283	24,615
Other noncurrent liabilities	30,227	2,647
Long-term debt, less current portion	225,004	258,372
Total liabilities	432,364	422,173

Stockholders' equity:
Common stock	437	417
Additional paid-in capital	548,782	503,161
Retained earnings	240,904	212,285
Treasury stock	(17,529)	(16,309)
Accumulated other comprehensive income	(6,871)	1,769
Total stockholders' equity	765,723	701,323

Total liabilities and stockholders' equity	$1,198,087	$1,123,496

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Year Ended June 30,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
		Note A		Note A
Net sales	$222,788	$258,802	$917,337	$1,122,734
Cost of sales	164,813	211,622	666,152	876,344
Gross profit	57,975	47,180	251,185	246,390

Selling, general and administrative expenses	40,839	49,762	172,746	198,291
Acquisition related expenses and restructuring charges	4,357	707	7,293	4,145
Impairment of goodwill and intangibles		63		52,630

Operating income (loss)	12,779	(3,352)	71,146	(8,676)

Interest expense and other expenses	3,212	1,429	11,793	15,145
Equity in net (income) loss of equity method investees	(46)		1,739
Income (loss) before income taxes	9,613	(4,781)	57,614	(23,821)
Income tax provision	2,922	(3,035)	28,995	5,637
Net income (loss)	6,691	(1,746)	28,619	(29,458)
Loss attributable to noncontrolling interest		3,011		4,735
Net income (loss) attributable to The Hain Celestial Group, Inc.	$6,691	$1,265	$28,619	$(24,723)

Basic net income (loss) per share	$0.16	$0.03	$0.70	$(0.61)

Diluted net income (loss) per share	$0.16	$0.03	$0.69	$(0.61)

Weighted average common shares outstanding:
Basic	41,246	40,686	40,890	40,483
Diluted	42,163	41,011	41,514	40,483

Note A -
The three months and twelve months ended June 30, 2009 include adjustments of $3,903 and $12,572, respectively, to reclassify certain promotional expenses, which have the effect of reducing selling, general and administrative expenses and reducing net sales. The reclassifications did not affect reported net income.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations With Adjustments
Reconciliation of GAAP Results to Non-GAAP Presentation
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2010 GAAP	Adjustments	2010 Adjusted	2009 Pro Forma and Adjusted (1)
	(Unaudited)
Net sales	$222,788		$222,788	$223,269
Cost of Sales	164,813	$(401)	164,412	163,114
Gross profit	57,975	401	58,376	60,155

Selling, general and administrative expenses	40,839	(166)	40,673	44,888
Acquisition related expenses and restructuring charges	4,357	(4,357)	-	-

Operating income	12,779	4,924	17,703	15,267

Interest and other expenses, net	3,212	(839)	2,373	2,392
Equity in net (income) loss of HPP	(46)	(597)	(643)	1,806
Income before income taxes	9,613	6,360	15,973	11,069

Income tax provision	2,922	1,939	4,861	2,451
Net income attributable to The Hain Celestial Group, Inc.	$6,691	$4,421	$11,112	$8,618

Basic net income per share	$0.16	$0.11	$0.27	$0.21

Diluted net income per share	$0.16	$0.10	$0.26	$0.21

Weighted average common shares outstanding:
Basic	41,246		41,246	40,686
Diluted	42,163		42,163	41,011

	FY 2010		FY 2009 (1)
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
SKU rationalization, severance and other
reorganization costs	-	-	$7,064	$2,558

Other items	$401	$140	636	128
Cost of sales	401	140	7,700	2,686

Litigation settlement	166	63

Other items			1,065	385
SG&A expenses	166	63	1,065	385

Acquisition related expenses	3,553	1,043

Severance and other reorganization costs	804	-	707	209

Acquisition related expenses and restructuring charges	4,357	1,043	707	209

Unrealized foreign exchange (gains) losses	839	318	(926)	(431)

Interest and other expenses, net	839	318	(926)	(431)

Net loss from HPP discontinued operation	597	-	1,304	-

Equity in net (income) loss of HPP	597	-	1,304	-

Discrete 4th quarter income tax adjustments	-	375		(352)

Total adjustments	$6,360	$1,939	$9,850	$2,497

(1)
Fiscal year 2009 data has been adjusted to reflect the deconsolidation of HPP on a pro forma basis. Adjustments related to stock based compensation expense and unabsorbed overheads in the Company's United Kingdom operation have now been excluded from the presentation.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations With Adjustments
Reconciliation of GAAP Results to Non-GAAP Presentation
(in thousands, except per share amounts)

	Year Ended June 30,
	2010 GAAP	Adjustments	2010 Adjusted	2009 Pro Forma and Adjusted (1)
	(Unaudited)
Net sales	$917,337		$917,337	$957,007
Cost of sales	666,152	$(401)	665,751	697,202
Gross profit	251,185	401	251,586	259,805

Selling, general and administrative expenses	172,746	$(1,689)	171,057	182,552
Acquisition related expenses and restructuring charges	7,293	(7,293)	-	-

Operating income	71,146	9,383	80,529	77,253

Interest and other expenses, net	11,793	(1,899)	9,894	13,091
Equity in net (income) loss of HPP	1,739	(2,241)	(502)	2,528
Income before income taxes	57,614	13,523	71,137	61,634

Income tax provision	28,995	(249)	28,746	21,650
Net income attributable to The Hain Celestial Group, Inc.	$28,619	$13,772	$42,391	$39,984

Basic net income per share	$0.70	$0.34	$1.04	$0.99

Diluted net income per share	$0.69	$0.33	$1.02	$0.99

Weighted average common shares outstanding:
Basic	40,890		40,890	40,483
Diluted	41,514		41,514	40,483

	FY 2010		FY 2009 (1)
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
SKU rationalization, severance and other reorganization costs			$8,763	$3,076

Other items	$401	$140	1,573	486
Cost of sales	401	140	10,336	3,562

Litigation settlement	1,689	638	1,350	505

Professional fees and other expenses incurred in
connection with the review of the Company's
stock option practices, net of insurance recovery	-	-	1,416	530

Other items	-	-	2,055	752
SG&A expenses	1,689	638	4,821	1,787

Acquisition related expenses	3,553	1,043

Severance and other reorganization costs	3,740	-	4,145	1,483

Acquisition related expenses and restructuring charges	7,293	1,043	4,145	1,483

Impairment of goodwill and intangibles	-	-	44,983	1,198

Unrealized foreign exchange losses	689	281	778	245

Other	1,210	450	638

Interest and other expenses, net	1,899	731	1,416	245

Net loss from HPP discontinued operation and goodwill impairment	2,241	-	6,929

Equity in net (income) loss of HPP	2,241	-	6,929	-

Valuation allowance recorded on UK deferred tax assets
and other discrete tax adjustments	-	(2,801)		(352)

Total adjustments	$13,523	$(249)	$72,630	$7,923

(1)
Fiscal year 2009 data has been adjusted to reflect the deconsolidation of HPP on a pro forma basis. Adjustments related to stock based compensation expense and unabsorbed overheads in the Company's United Kingdom operation have now been excluded from the presentation.

THE HAIN CELESTIAL GROUP, INC.
Pro Forma Consolidated Statements of Operations
Reconciliation of GAAP Results to Non-GAAP Presentation of Pro Forma Deconsolidation of HPP
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30, 2009
	As Reported	Deconsolidate HPP	Pro Forma Basis, Excluding HPP

Net sales	$258,802	$(35,533)	$223,269
Cost of sales	211,622	(40,808)	170,814
Gross profit	47,180	5,275	52,455

SG&A expenses	49,762	(3,809)	45,953
Restructuring expenses	707		707
Impairment of goodwill	63	(63)	-

Operating income (loss)	(3,352)	9,147	5,795

Interest and other expenses, net	1,429	37	1,466
Income (loss) before income taxes	(4,781)	9,110	4,329
Income tax provision	(3,035)	2,989	(46)
Net income (loss)	(1,746)	6,121	4,375
Loss attributable to noncontrolling interest	3,011	(3,011)	-
Net income attributable to The Hain Celestial Group, Inc.	$1,265	$3,110	$4,375

Basic per share amounts	$0.03	$0.08	$0.11

Diluted per share amounts	$0.03	$0.08	$0.11

Weighted average common shares outstanding:
Basic	40,686	40,686	40,686
Diluted	41,011	41,011	41,011

	Year Ended June 30, 2009
	As Reported	Deconsolidate HPP	Pro Forma Basis, Excluding HPP

Net sales	$1,122,734	$(165,727)	$957,007
Cost of sales	876,344	(168,806)	707,538
Gross profit	246,390	3,079	249,469

SG&A expenses	198,291	(10,918)	187,373
Restructuring expenses	4,145		4,145
Impairment of goodwill	52,630	(7,647)	44,983

Operating income (loss)	(8,676)	21,644	12,968

Interest and other expenses, net	15,145	(638)	14,507
Loss before income taxes	(23,821)	22,282	(1,539)
Income tax provision	5,637	8,090	13,727
Net loss	(29,458)	14,192	(15,266)
Loss attributable to noncontrolling interest	4,735	(4,735)	-
Net loss attributable to The Hain Celestial Group, Inc.	$(24,723)	$9,457	$(15,266)

Basic per share amounts	$(0.61)	$0.23	$(0.38)

Diluted per share amounts	$(0.61)	$0.23	$(0.38)

Weighted average common shares outstanding:
Basic	40,483	40,483	40,483
Diluted	40,483	40,483	40,483